Exhibit 10.1

FEDERAL REALTY INVESTMENT TRUST

(a Maryland real estate investment trust)

FEDERAL REALTY OP LP

(a Delaware limited partnership)

$460,000,000

(including the Additional Notes (as defined in the Purchase Agreement))

3.500% Exchangeable Senior Notes due 2031

REGISTRATION RIGHTS AGREEMENT

Dated: August 11, 2026

FEDERAL REALTY INVESTMENT TRUST

(a Maryland real estate investment trust)

FEDERAL REALTY OP LP

(a Delaware limited partnership)

3.500% Exchangeable Senior Notes due 2031

REGISTRATION RIGHTS AGREEMENT

August 11, 2026

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

As Representatives of the several Initial Purchasers

Ladies and Gentlemen:

Federal Realty OP LP, a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”), for whom Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Truist Securities, Inc. (the “Representatives”) are acting as the representatives, its 3.500% Exchangeable Senior Notes due 2031 (the “Notes”), upon the terms set forth in the Purchase Agreement by and among the Operating Partnership, Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), and the Representatives, dated as of August 6, 2026 (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Notes. In certain circumstances, the Notes will be exchangeable for common shares of beneficial interest of the Company, par value $.01 per share (the “Common Shares”), in accordance with the terms of the Notes and the Indenture (as defined below). To induce the Representatives to enter into the Purchase Agreement and to induce the Initial Purchasers to satisfy their obligations thereunder, the holders of the Notes will have the benefit of this registration rights agreement by and among the Operating Partnership, the Company and the Representatives whereby the Company agrees with you for your benefit and the benefit of the holders from time to time of the Notes (including the Initial Purchasers) (each, a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D. of Form S-3.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean the date of the first issuance of the Notes.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Deferral Period” shall have the meaning indicated in Section 3(i) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Memorandum” shall mean the final offering memorandum, dated August 6, 2026, relating to the Notes, including any and all annexes thereto and any information incorporated by reference therein as of such date.

“FINRA” shall mean the Financial Industry Regulatory Authority or any successor agency thereto.

“Free Writing Prospectus” shall mean each offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, prepared by or on behalf of the Company or the Operating Partnership or used or referred to by the Company or the Operating Partnership in connection with the sale of the Notes.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Notes, dated the date hereof, by and among the Operating Partnership, as issuer, the Company and U.S. Bank Trust Company, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 5(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the Common Shares registered under a Shelf Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

“Note” shall have the meaning set forth in the preamble.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Memorandum.

“Notice Holder” shall mean, on any date, any Holder of Registrable Securities that has delivered a properly completed Notice and Questionnaire to the Company on or prior to such date.

“Operating Partnership” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean a prospectus included in a Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, including a prospectus supplement for a “shelf” takedown, with respect to the terms of the offering of any portion of the Common Shares covered by a Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean the Common Shares initially issuable in exchange for the Notes initially sold to the Initial Purchasers pursuant to the Purchase Agreement other than those that have (i) been registered under a Shelf Registration Statement and disposed of in accordance therewith, (ii) become eligible to be sold without restriction as contemplated by Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission, (iii) ceased to be outstanding, whether as a result of redemption, repurchase, cancellation, exchange or otherwise, or (iv) been sold to the public pursuant to Rule 144 under the Act.

“Registration Default” shall have the meaning set forth in Section 7 hereof.

“Registration Default Damages” shall have the meaning set forth in Section 7 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 2(c) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement, including a “universal shelf” registration statement, of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Common Shares, including by “shelf takedown” using a prospectus supplement or otherwise, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. For the avoidance of doubt, if at any time from the date hereof through the end of the Shelf Registration

Period, the Company is not eligible to use Form S-3 or Form S-3ASR or any successor form thereto, all references to Shelf Registration Statement in this Agreement shall be read to include a registration statement on Form S-11, or if the Company is no longer a real estate investment trust at such time, Form S-1, or any successor form thereto.

“Underwriter” shall mean any underwriter of Common Shares in connection with an offering thereof under a Shelf Registration Statement.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Act.

2. Shelf Registration.

(a) The Company shall, on or before the 90th day following the Closing Date, (i) file with the Commission a Shelf Registration Statement (which shall be, if the Company is then a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement) and/or (ii) file one or more prospectus supplements to an effective Shelf Registration Statement of the Company, providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

(b) If the Shelf Registration Statement filed in Section 2(a) is not an Automatic Shelf Registration Statement, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective under the Act no later than 180 days after the Closing Date.

(c) The Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement continuously effective, supplemented and amended as required by the Act (including by way of preparing and filing with the Commission within the time limits required by Rule 415 under the Act or any successor rule thereto a new Shelf Registration Statement, and, if necessary, filing a new prospectus supplement pursuant to such new Shelf Registration Statement, in order to cover any Registrable Securities previously registered on a Shelf Registration Statement that may no longer be used for sales of such Registrable Securities, and the Company shall use its commercially reasonable efforts to cause such new Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter), in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date such Shelf Registration Statement is declared effective by the Commission (or becomes effective in the case of an Automatic Shelf Registration Statement) or, in the case of a “universal” Shelf Registration Statement, the first date a prospectus supplement covering Registrable Securities is filed under such Shelf Registration Statement until the earlier of (i) the 30th trading day immediately following the maturity date of the Notes (subject to extension for any suspension of the effectiveness of the Shelf Registration Statement during such 30 trading day period immediately following the maturity date by the length of such suspension) and (ii) the date upon which there are no Notes or Registrable Securities outstanding. The Company shall be deemed not to have used its commercially reasonable efforts to keep a Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Common Shares at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 3(i) hereof. None of the Company, the Operating Partnership or any of their respective securityholders (other than Holders of Registrable Securities) shall have the right to include any securities of the Company or the Operating Partnership in any Shelf Registration Statement or, in the case of a “universal” Shelf Registration Statement, in any prospectus supplement for a “shelf takedown” registering Registrable Securities, other than Registrable Securities.

(d) The Company shall cause a Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(e) The Company shall provide notice to each Holder at least twenty (20) Business Days prior to the anticipated effective date of the initial Shelf Registration Statement filed pursuant hereto (such effective date shall also include the date of filing the initial prospectus supplement for a “shelf takedown” of Registrable Securities). Each Holder agrees to deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company at least ten (10) Business Days prior to the anticipated effective date of such Shelf Registration Statement as announced in such notice from the Company. If a Holder does not timely complete and deliver a Notice and Questionnaire or provide the other information the Company may reasonably request in writing, that Holder will not be named as a selling securityholder in the Prospectus and will not be permitted to sell its Registrable Securities under such Shelf Registration Statement. From and after the effective date of such Shelf Registration Statement, the Company shall use commercially reasonable efforts, on the first (1st) Business Day of each month to (i) file with the Commission a post-effective amendment to such Shelf Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement, including any prospectus supplement for a “shelf takedown,” to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that each Holder that delivered a Notice and Questionnaire prior to the 20th day of the prior month is named as a selling securityholder in such Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to such Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(e)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed or the filing of any supplement, including any prospectus supplement for a “shelf takedown,” to the related Prospectus, pursuant to Section 2(e)(i) hereof; provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in a Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the effective date of such Shelf Registration Statement) shall be named as a selling securityholder in such Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e). Notwithstanding the foregoing, if (A) the Notes are called for redemption and the then prevailing market price of the Common Shares is above the Exchange Price (as defined in the Indenture) or (B) the Notes are exchanged as provided for in Article 14 of the Indenture, then the Company shall use commercially reasonable efforts to file a post-effective amendment or supplement, including any prospectus supplement for a “shelf takedown,” to the related Prospectus within five (5) Business Days of the Redemption Date (as defined in the Indenture), as applicable, naming as a selling securityholder therein all Notice Holders that have completed and delivered a Notice and Questionnaire and provided the other information reasonably requested in writing by the Company, in each case on or before such Redemption Date, as applicable.

3. Registration Procedures. The following provisions shall apply in connection with any Shelf Registration Statement.

(a) The Company shall:

(i) furnish to each of the Representatives and to counsel for the Notice Holders (as appointed in accordance with Section 4), not less than five (5) Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, including any prospectus supplement for a “shelf takedown,” if any, to the Prospectus included therein (but not including documents incorporated by reference therein after the initial filing) and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose; and

(ii) include information regarding the Notice Holders and the lawful methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b) The Company shall ensure that:

(i) the Shelf Registration Statement and any amendment thereto and any Prospectus, including any prospectus supplement for a “shelf takedown,” forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise the Representatives, the Notice Holders and any Underwriter that has provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice in writing (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus, including any prospectus supplement for a “shelf takedown,” or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose or any other lapse in the effectiveness of the Shelf Registration Statement during the Shelf Registration Period;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof. The Company shall undertake additional reasonable actions as required to permit unrestricted resales of the Common Shares in accordance with the terms and conditions of this Agreement.

(e) Upon request, the Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f) During the Shelf Registration Period, the Company shall promptly deliver to each Initial Purchaser, each Notice Holder, and any sales or placement agents or Underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement, including any prospectus supplement for a “shelf takedown,” thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement, including any prospectus supplement for a “shelf takedown,” thereto by each of the foregoing in connection with the offering and sale of the Common Shares.

(g) Prior to any offering of Common Shares pursuant to the Shelf Registration Statement, the Company shall (i) use commercially reasonable efforts to arrange for the qualification of the Common Shares for sale under the laws of such jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required, and (ii) cooperate with the Holders in connection with any filings required to be made with FINRA; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, in any jurisdiction where it is not then so subject.

(h) Upon the occurrence of any event contemplated by Section 3(c)(ii) through Section 3(c)(v) hereof, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement, including any prospectus supplement for a “shelf takedown,” to the related Prospectus or file any other required document to remedy the basis for any suspension of the Shelf Registration Statement and so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Upon the occurrence or existence of any pending corporate development, public filing with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, including any prospectus supplement for a “shelf takedown,” the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Notice Holder agrees (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus, including a prospectus supplement for a “shelf takedown,” provided for in Section 3(h) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and (ii) to hold any such suspension notice in confidence. The period during which the availability of the Shelf Registration Statement and any Prospectus is suspended pursuant to this Section 3(i) (the “Deferral Period”) shall not exceed 45 days in any 90-day period or 90 days in any 360-day period; provided, that, if the event triggering the Deferral Period relates to a proposed or pending material business transaction, the disclosure of which the board of trustees of the Company determines in good faith would be reasonably likely to impede the ability to consummate the transaction or would otherwise be seriously detrimental to the Company and its subsidiaries taken a whole, the Company may extend the Deferral Period from 45 days to 60 days in any 90-day period or from 90 days to 120 days in any 360-day period.

(j) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earnings statement satisfying the provisions of Section 11(a) of, and Rule 158 under, the Act as soon as practicable after the effective date of the Shelf Registration Statement (such effective date shall include the date of filing a prospectus supplement for a “shelf takedown” of Registrable Securities to an effective Shelf Registration Statement) and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the such effective date.

(k) The Company may require each Holder of Common Shares to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Common Shares as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement (including a prospectus supplement for a “shelf takedown” pursuant thereto) the Common Shares of any Holder that unreasonably fails to furnish such information within ten (10) Business Days after receiving such request.

(l) Subject to Section 6 hereof, the Company shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Common Shares, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain customary indemnification provisions and procedures.

(m) In connection with any underwritten offering consented to by the Company in accordance with Section 6 hereof, the Company shall:

(i) make reasonably available for inspection by the Holders of Common Shares to be registered thereunder, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such Underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries;

(ii) cause the Company’s officers, trustees, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations;

(iii) make such representations and warranties to the Holders of Common Shares registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Common Shares registered thereunder and the Underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii) through (vi) of this Section 3(m) shall be performed in connection with any underwriting or similar agreement as and to the extent required thereunder.

(n) In the event that any Broker-Dealer shall underwrite any Common Shares or participate in a public offering (within the meaning of the rules of FINRA) as a member of an underwriting syndicate or selling group, whether as a Holder of such Common Shares or as an Underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the applicable rules and regulations of FINRA.

(o) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration under the Act of the Registrable Securities.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Section 2 and Section 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Sidley Austin LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith; provided, however, that such expenses shall not include, and the Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of such Registrable Securities, or any fees and expenses of any Broker-Dealer or other financial intermediary engaged by any Holder.

5. Indemnification and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Holder of Common Shares covered by any Shelf Registration Statement, each Initial Purchaser, the affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), officers and directors of each such Holder or Initial Purchaser and each person, if any, who controls any such Holder or Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, any Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or in any amendment thereof or supplement thereto, or (b) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or on behalf of the party (or its Affiliates, officers or directors) claiming indemnification expressly for use therein (such losses, claims, damages or liabilities described in this sentence, “Indemnifiable Losses”). This indemnity agreement shall be in addition to any liability that the Company and the Operating Partnership may otherwise have to the indemnified party.

The Company and the Operating Partnership also agree to indemnify as provided in this Section 5(a) or contribute as provided in Section 5(d) hereof to Losses of each Underwriter, if any, of Common Shares registered under any Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 5(a) and shall, if requested by any Holder, but subject to Section 6, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(l) hereof.

(b) Each Holder of securities covered by any Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of its directors, each of its officers who signs such Shelf Registration Statement and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each such Holder, but only with reference to written information relating to such Holder furnished to the Company or the Operating Partnership by or on behalf of such Holder expressly for use in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder’s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have to the Company or the Operating Partnership.

(c) Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 5(a) or Section 5(b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 5(a) or Section 5(b) hereof. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected (i) with its written consent, or (ii) without its written consent if the settlement is entered into more than twenty (20) Business Days after the indemnifying party received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party has failed to comply with such reimbursement request. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) In the event that the indemnity provided in this Section 5 hereof is unavailable to or insufficient to hold harmless an indemnified party for Indemnifiable Losses for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the commission applicable to the Notes, as set forth in the Final Memorandum, nor shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such Underwriter under such Shelf Registration Statement which resulted in such Losses, nor shall any Holder be responsible, in the aggregate, for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of securities covered by such Registration Statement exceeds the sum of (i) the amount paid by such Holder for such securities plus (ii) the amount of any damages that such

Holder has otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission of such Holder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total commissions as set forth in the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Common Shares registered under the Act. Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company or the Operating Partnership who shall have signed the Shelf Registration Statement and each trustee or director of the Company or the Operating Partnership shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this Section 5(d).

(e) The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or the Operating Partnership or any of the indemnified persons referred to in this Section 5, and shall survive the sale by a Holder of securities covered by a Shelf Registration Statement.

6. Underwritten Registrations. (a) In no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company.

(b) If any Common Shares covered by a Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Company, subject to the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld.

(c) No person may participate in any underwritten offering pursuant to a Shelf Registration Statement unless such person (i) agrees to sell such person’s Common Shares on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7. Registration Defaults. If any of the following events (each, a “Registration Default”) shall occur, then the Company shall pay liquidated damages (the “Registration Default Damages”) to the Holders as follows:

(a) if a Shelf Registration Statement (which shall be, if the Company is then a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement) or a prospectus supplement to an effective Shelf Registration Statement of the Company is not filed with the Commission on or prior to the 90th day following the Closing Date, then commencing on the 91st day after the Closing Date, Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes, at a rate of 0.25% per annum for the first 90 days from and including such 91st day and 0.50% per annum thereafter; or

(b) if a Shelf Registration Statement is not declared effective by the Commission (or has not become effective in the case of an Automatic Shelf Registration Statement) on or prior to the 180th day following the Closing Date, then commencing on the 181st day after the Closing Date, Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes, at a rate of 0.25% per annum for the first 90 days from and including such 181st day and 0.50% per annum thereafter; or

(c) if a Shelf Registration Statement has been declared or becomes effective but ceases to be effective or usable for the offer and sale of the Registrable Securities, other than in connection with (A) a Deferral Period or (B) as a result of a requirement to file a new Shelf Registration Statement, a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or usability within ten (10) Business Days (or, if a Deferral Period is then in effect and subject to the 20 Business Day filing requirement and the proviso regarding the filing of post-effective amendments in Section 2(e) with respect to any Notice and Questionnaire received during such period, within ten (10) Business Days following the expiration of such Deferral Period or period permitted pursuant to Section 2(e)) then Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including the day following such 10th Business Day and 0.50% per annum thereafter; or

(d) if the Company through its omission fails to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) a Shelf Registration Statement at the time it first became effective or (ii) any Prospectus, including a prospectus supplement for a “shelf takedown” pursuant thereto, at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective then Registration Default Damages shall accrue, on the aggregate outstanding principal amount of the Notes held by such Holder, at a rate of 0.25% per annum for the first 90 days from and including the day following the effective date of such Shelf Registration Statement or the time of filing of such Prospectus, as the case may be, and 0.50% per annum thereafter; or

(e) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum for the first 90 days from and including such date, and 0.50% per annum thereafter;

provided, however, that the Registration Default Damages described above shall accrue from and including the dates specified above and to but excluding the earlier of (A) (1) the filing of the Shelf Registration Statement or prospectus supplement (in the case of paragraph (a) above), (2) the effectiveness of the Shelf Registration Statement (in the case of paragraph (b) above), (3) such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of paragraph (c) above), (4) the time such Holder is permitted to sell its Registrable Securities pursuant to any Shelf Registration Statement and Prospectus in accordance with applicable law (in the case of paragraph (d) above) or (5) the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) hereof to be exceeded (in the case of paragraph (e) above) and (B) the date the related Shelf Registration Statement is no longer required to be kept effective pursuant to the terms of this Agreement.

Any amounts of Registration Default Damages due pursuant to this Section 7 will be payable in cash on the next succeeding interest payment date to Holders entitled to receive such Registration Default Damages on the relevant record dates for the payment of interest. If any Note ceases to be outstanding during any period for which Registration Default Damages are accruing, the Company will prorate the Registration Default Damages payable with respect to such Note.

The Registration Default Damages rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Registration Default Damages would be payable because of more than one Registration Default, but at a rate of 0.25% per annum under one Registration Default and at a rate of 0.50% per annum under the other, then the Registration Default Damages rate shall be the higher rate of 0.50% per annum. Other than the Company’s obligation to pay Registration Default Damages in accordance with this Section 7, neither the Company nor the Operating Partnership will have any liability for damages with respect to a Registration Default.

Notwithstanding any provision in this Agreement, in no event shall Registration Default Damages accrue to holders of Common Shares issued upon exchange of Notes. In lieu thereof, the Exchange Rate (as defined in the Indenture) shall be increased by 3.00% for each $1,000 principal amount of Notes exchanged at a time when such Registration Default has occurred and is continuing; provided, however, that (i) the foregoing adjustment shall not be applied more than once to the same $1,000 principal amount of Notes and (ii) if a Registration Default occurs after a Holder has exchanged its Notes into Common Shares, such Holder shall not be entitled to any compensation with respect to such Common Shares.

In no event shall Registration Default Damages, together with Additional Interest (as defined in the Indenture) relating to the Operating Partnership’s failure to comply with its obligations as set forth in Section 4.06(b) of the Indenture, accrue on the Notes at a per annum rate, in the aggregate, in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Registration Default Damages and Additional Interest.

8. No Inconsistent Agreements. Neither the Company nor the Operating Partnership has entered into, and each agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.

9. Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company or the Operating Partnership to register any of its securities pursuant to the Exchange Act.

10. Listing. So long as any Registrable Securities are outstanding, the Company shall use its commercially reasonable efforts to maintain the approval of the Common Shares for listing on the New York Stock Exchange or such other exchange or trading market as the Common Shares are then listed.

11. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has consented thereto and has obtained the written consent of the Majority Holders; provided, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 11 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has consented thereto and has obtained the written consent of the Initial Purchasers and each Holder.

12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire;

(b) if to the Initial Purchasers or the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Company or the Operating Partnership, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers, the Company or the Operating Partnership by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding the foregoing, notices given to Holders (i) holding Notes in book-entry form may be given through the facilities of The Depository Trust Company or any successor depository and (ii) may be given by e-mail at the e-mail address provided by such Holder in accordance with the provisions of the Notice and Questionnaire.

13. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Operating Partnership agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or the Operating Partnership thereto, subsequent Holders of Registrable Securities, and the indemnified persons referred to in Section 5 hereof. The Company and the Operating Partnership hereby agree to extend the benefits of this Agreement to any Holder of Registrable Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

15. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

18. QFC Stay Rider. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any of the Initial Purchasers that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Initial Purchasers that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Initial Purchaser permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

20. Common Shares Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of Common Shares is required hereunder, Common Shares held by the Company or its Affiliates (other than subsequent Holders of Common Shares if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Common Shares) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Remainder of page intentionally left blank; signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Company, the Operating Partnership and the several Initial Purchasers.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Daniel Guglielmone
Name: Daniel Guglielmone
Title: Executive Vice President-Chief Executive Officer and Treasurer

FEDERAL REALTY OP LP

By:	/s/ Daniel Guglielmone
Name: Daniel Guglielmone
Title: Executive Vice President-Chief Executive Officer and Treasurer

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Laurel Zhang
Name: Laurel Zhang
Title: Vice President

TRUIST SECURITIES, INC.

By:	/s/ Kate Alexander
Name: Kate Alexander
Title: Vice President

For themselves and as representatives of the Initial Purchasers

[Signature Page to Registration Rights Agreement]